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                                                                  EXHIBIT 10.2

                      ASSET PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT (this "Agreement") is dated as of July 30, 1999 (the "Effective Date"), and is between Alan Greene, M.D., an individual resident of California ("Greene") and Cheryl Nash, an individual resident of California ("Nash") (Greene and Nash collectively referred to as "Sellers"), and A.D.A.M. Software, Inc. ("Purchaser"), a Georgia corporation.

                                  BACKGROUND

     Sellers maintain and are the co-owners of a web site on the Internet at http://www.drgreene.com (the "Site").

     Sellers desire to sell, assign, grant, convey, and transfer, and Purchaser desires to purchase and acquire, the domain name and Internet protocol address of the Site, and all of Sellers' right, title and interest in the text, images, ideas, content, trademarks, service marks, trade names and other copyrightable material of every kind and description found on the Site, and certain computer hardware, software and other assets, in accordance with the terms and conditions of this Agreement.

     The Parties agree as follows:

                                  SECTION 1
                               SALE OF ASSETS

     1.1 Sellers hereby sell, assign, transfer, grant, convey and relinquish exclusively to Purchaser, and Purchaser hereby purchases and acquires from Sellers, the following (collectively, the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever:

         (a) All of Sellers' worldwide right, title, and interest in the Site and all tangible and intangible property comprising the Site, including:

              (i)   The domain name and Internet protocol address of the Site;

              (ii) All of Greene's images and pictures displayed at the Site on and prior to the Effective Date;

              (iii) Title to and possession of all media that constitute all copies and versions of the text and content of the Site, their respective component parts, and all documentation relating thereto;


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              (iv)  All copyright interests owned or claimed by either of the
     Sellers pertaining to the content of the Site, together with any and all other copyright interests relating thereto accruing by reason of U.S. or international copyright conventions (collectively, the "Copyright Interests");

              (v) All right, title, and interest of Sellers in and to the inventions, discoveries, improvements, ideas, trade secrets, know-how, confidential information and all other intellectual property owned or claimed by Sellers pertaining to the Site;

              (vi) All interests owned or claimed by Sellers in the trademarks, service marks and trade names listed on SCHEDULE 1.1(a)(vi), together with all U.S. and foreign applications and registrations therefor, accompanied by the goodwill of all business connected with the use of and symbolized by such marks including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same (collectively, the "Trademark Interests"); and

              (vii) All right, title, and interest, and benefit of Sellers in, to, and under all agreements, contracts, licenses, and leases entered into by Sellers (all such agreements are listed on SCHEDULE 1.1(a)(vii)), or having Sellers as a beneficiary, pertaining to the Site.

         (b) All equipment, business machines, computer hardware and software, tooling and other fixed assets or personal property identified on SCHEDULE 1.1(b) (collectively, the "Personal Property").

         (c) All inventory of the text and content of the Site owned by Sellers, any public relations and marketing and promotional items related to the Site, and any artwork or related materials related to the Site (collectively, the "Inventory"), including the items listed on
     SCHEDULE 1.1(c).

         (d) All of Sellers' information, files, correspondence, records, data, plans and recorded knowledge that relate to the Site, including customer and supplier lists and data on traffic to the Site
     (collectively, the "Books and Records").

         (e) All of the goodwill of Sellers relating to the Site.

     1.2 Notwithstanding anything to the contrary in this Agreement, the term "Assets" as used herein shall not include, nor shall any provision of this Agreement be construed to involve any transfer, sale, assignment or grant of rights with respect to, any of the items listed in SCHEDULE 1.2 (collectively, the "Excluded Assets"), except that at the time of the Closing (as defined below) if any content included within the Excluded Assets is in fact contained on the Site ("Loaned Content"), then, Purchaser is hereby granted a perpetual, irrevocable, royalty-free license to use such Loaned Content in Purchaser's business and create derivative works solely for publication on Purchaser's web site. Each Seller agrees that such Seller shall not allow, permit, or grant permission or a license to, any other party whose core business is the publication of health, medical, wellness or any other health related information distributed via a web site or


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the Internet to use the Loaned Content in any form without the prior writ6ten consent of Purchaser.

     1.3 In consideration for transfer of the Assets, and subject to the terms and conditions of this Agreement, Purchaser shall issue to each Seller at the Closing 42,000 shares ("collectively, the ADAM Shares") of the common stock of Purchaser, $.01 par value ("Common Stock"). Such number of ADAM Shares shall be adjusted for stock splits, stock dividends, and the like relating to Purchaser's Common Stock occurring before the Closing Date (as defined below). The ADAM Shares shall be non-registered shares when delivered to the Sellers.

     1.4 Purchaser does not assume any liability or obligation of Sellers (whether or not related to the Assets) and shall not be responsible for any debts, liabilities or obligations of Sellers whether occurred now or hereafter and whether known, unknown, contingent or otherwise.

     1.5 In connection with the sale of the Assets to Purchaser, each Seller shall become an employee of Purchaser pursuant to Sections 9.1 and 10.1, and shall receive stock option grants for shares of Common Stock pursuant to
Section 10.2.

                                 SECTION 2
           DELIVERY OF INSTRUMENTS, PHYSICAL OBJECTS AND PAYMENT

     2.1 Upon the terms and subject to the conditions of this Agreement, the sale of the Assets and purchase of the ADAM Shares (as defined below) shall take place at a closing (the "Closing") to be held at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, at 1:00 p.m., local time, on July 9, 1999 or at such other time or such other date or such other place and before such notary as Sellers and Purchaser shall agree to in writing (the "Closing Date").

     2.2 At the Closing or at a reasonable time thereafter, Sellers will deliver to Purchaser:

         (a) All system and user documentation pertaining to the Site, including design or development specifications and related correspondence and memoranda;

         (b) All necessary consents to the assignment by Sellers and assumption by Purchaser of the rights and obligations under any contract relating to the Site; and

         (c) All Inventory, Books and Records and Personal Property.

     2.3 At the Closing or at a reasonable time thereafter, Purchaser will deliver to each Seller a certificate for 42,000 shares of Common Stock (as adjusted) and each certificate shall bear the legend set forth in Section 4.2(q) below.


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                                  SECTION 3
                     ADDITIONAL COVENANTS AND AGREEMENTS
                               OF THE PARTIES

     3.1 Prior to December 31, 1999, Purchaser shall file a shelf registration statement on Form S-3 (or other applicable form) under the Securities Act of 1933 (the "Securities Act") and such registration statement shall cover the resale by the Sellers all of the ADAM Shares to be issued to the Sellers pursuant to Section 2.3 Purchaser will use commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable.

     3.2 Without limiting the foregoing, if at any time prior to the date that the shelf registration statement is declared effective by the Securities and Exchange Commission, ADAM proposes to file a registration statement under the Securities Act with the Securities and Exchange Commission covering any of its shares of Common Stock (whether for ADAM or for any other party), other than a registration statement solely covering shares issuable pursuant to employment benefit plans of ADAM or solely covering shares to be issued in connection with a corporate acquisition, then ADAM agrees to include all of the ADAM Shares to be issued to the Sellers pursuant to Section 2.3 on such registration statement (the "Piggy Back Registration Right"). In such case, Sellers agree to cooperate with ADAM and the underwriters with respect to the offering, including execution of an underwriting agreement.

     3.3 ADAM shall pay all costs of the registration statement filed pursuant to Section 3.1 or Section 3.2, except that Sellers shall pay (i) to retain counsel to the Sellers and (ii) all underwriting discounts, fees and commissions applicable to the sale of their ADAM Shares.

     3.4 Notwithstanding anything to the contrary set forth in this Agreement, if ADAM is at any time in possession of material, non-public information that it deems advisable not to disclose publicly or ADAM otherwise determines in good faith that an event shall have occurred or a condition shall exist that results in the applicable registration statement filed pursuant to Section 3.1 or Section 3.2 containing a material misstatement or omission and it delivers written notice to each Seller to the effect that such Seller may not make offers or sales under the registration statement until further notified by ADAM, Sellers shall refrain from making offers or sales under the registration statement until the registration statement has been amended or supplemented and Sellers receive written notice to such effect from ADAM.

     3.5 If Purchaser becomes insolvent or makes an assignment for the benefit of creditors or ceases to do business in the ordinary course (excluding any acquisition, merger or business combination involving Purchaser), then Sellers shall have an option to repurchase the Assets including domain name and Internet protocol address of the Site from Purchaser at a mutually agreeable price.

     3.6 To effect the transfer of ownership of the Trademark Interests to Purchaser, including the goodwill of all business connected with the use of and symbolized by the Trademark Interests, Sellers will:


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         (a) Provide Purchaser with information and documentation regarding the standards and specifications applicable to the Site;

         (b) Furnish Purchaser with the files evidencing all proceedings involving the Trademark Interests;

         (c) Execute the Assignment of Intellectual Property substantially in the form attached hereto as EXHIBIT A; and

         (d) Provide all reasonable assistance to Purchaser in preparing applications for registration of all non-registered trademarks, service marks and trade names pertaining to the Site and when reasonably requested by Purchaser, provided that any out of pocket expenses associated therewith shall be borne by Purchaser.

     3.7 Sellers covenant not to use or display the Trademark Interests, or any mark confusingly similar thereto, anywhere in the world, and further covenant not to content or challenge the validity of the Trademark Interests, any applicable registrations thereof or the ownership of the Trademark Interests by Purchaser.

     3.8 To effect the transfer of ownership of the Copyright Interests to Purchaser, Sellers will execute the Assignment of Intellectual Property substantially in the form attached hereto as EXHIBIT A.

     3.9 Greene covenants to identify himself in all publications and speaking engagements as an employee or consultant (as applicable) of Purchaser (whether or not such publication or speaking engagement is related to Purchaser) so long as Greene is employed by or providing consulting services to Purchaser.

     3.10 Each Seller covenants to use his or her best efforts to provide all existing documentation relating to the Site or Assets and to do all things that Purchaser reasonably requests to transfer the Assets.

                                 SECTION 4
                       REPRESENTATIONS AND WARRANTIES

     4.1 Except as set forth on SCHEDULE 4.1, each of the Sellers, jointly and severally, represents and warrants to Purchaser as follows:

         (a) Sellers have good and marketable title to the Assets, free and clear of any liens, claims, encumbrances, rights or equities whatsoever of any third party. Purchaser will receive, as of the Closing Date, complete and exclusive right, title, and interest in and to the Assets.

         (b) Sellers have developed the Site entirely through their own efforts for their own account, and the Site is free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party.


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         (c) To the best knowledge of Sellers', the text and content of the
     Site and the Site itself does not infringe on any copyright, trademark, service mark, trade name, trade secret or patent of any third party.

         (d) No one other than Sellers have contributed to or participated in the conception and development of the Site or any of the content of the Site, provided that it is understood that users regularly submit text that becomes content on the Site (for example, questions submitted and published in the Q&A portion of the Site) ("User Content"). Sellers make no representation whatsoever regarding the extent of Sellers right, title and interest in any User Content, except that it is understood and agreed that Sellers at the Closing are conveying to Purchaser any and all right, title and interest of Sellers in any such User Content.

         (e) No litigation regarding the Site, the content of the Site, or the Assets is pending or has been threatened.

         (f) Sellers have the full power and authority to execute and deliver this Agreement and any other certificate, agreement, document or other instrument in connection with this transaction and to perform their obligations hereunder and the consummation of the transaction contemplated hereby. No consent of any third party is required for the transactions contemplated by this Agreement.

         (g) All copyright registrations, or applications therefor, with respect to the Copyright Interests are listed on SCHEDULE 4.1(g).

         (h) The execution, delivery and performance of this Agreement, the consummation of transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under, (a) any assumed contracts (which are listed in SCHEDULE 1.1(a)(vii)), (b) any other contracts of any kind, (c) any judgment decree or order of any court or governmental authority or agency to which Sellers are a party or by which Sellers or any of their properties is bound, or (d) any statute, law, rule or regulation applicable to either Sellers, their business or the Assets.

         (i) All trademark, service mark, trade name or similar registrations, or applications therefor, with respect to the Trademark Interests are listed on SCHEDULE 4.1(i).

         (j) All agreements, arrangements or understandings in effect with respect to the Assets are listed on SCHEDULE 4.1(j), and a true and complete copy of all agreements, arrangements and understandings have been provided to Purchaser by Sellers.

         (k) No representation, warranty or covenant made by Sellers in this Agreement, the Schedules or the Exhibits attached hereto or any information provided by Sellers to


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     Purchaser in connection with the acquisition described in this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

         (l) Sellers are not a party to or bound by, any license or other agreement related to the Site or its content requiring the payment of a royalty.

         (m) Sellers do not use any of the customer information they receive through the Site in an unlawful manner or in a manner violative of the rights of privacy of their customers. Seller do not, and have not, collected personally identifiable information from viewers of the Site except in a manner disclosed in a privacy statement prominently displayed on the Site. Sellers have reasonably adequate security measures in place to protect the customer information they receives through the Site from illegal use by third parties or use by third parties in a manner violative of the rights of privacy of their customers. Sellers do not guarantee security of any information they receive from their customers from the Site.

         (n) Sellers represent to Purchaser that during April 1999 according to the User Profile report prepared by Webtrends (a copy of which has been provided to Purchaser), the Site had at least 80,000 "User Sessions" (as that term is used in the Webtrends report). Sellers have no reason to believe that the Webtrends report is inaccurate. Sellers represent to Purchaser that the Site has 8,000 registered users who have given their email addresses and each receives a periodic electronic newsletter.

         (o) The Assets constitute all of the assets necessary and sufficient to conduct the operations of the Site in accordance with Seller's past practices. All assets owned by the Sellers that are used or held for use in the operation of the Site are included in the Assets. The Sellers have and will convey to Purchaser at the Closing good and marketable title to the Assets free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever. All equipment and other items of tangible property and assets included in the Assets have continuously been maintained in the ordinary course of business.

         (p) There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of the Assets or any interest in the Site.

         (q) Each Seller understands that the ADAM Shares to be issued to such Seller under this Agreement have not been and will not at the Closing Date be registered under the Securities Act, in reliance upon exceptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless the ADAM Shares are so registered or qualify for exemption from registration under the Securities Act. Each Seller acknowledges and agrees that each certificate representing ADAM Shares issued pursuant to Section 2.3 shall be imprinted with a legend in substantially the following form:


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          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE FEDERAL ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE FEDERAL ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE STATE AND FEDERAL SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SHARES.

          (r) The ADAM Shares being issued to the Sellers pursuant to this Agreement are being acquired by the Sellers in good faith solely for their own accounts, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Such shares will not be offered for sale, sold or otherwise transferred by the Sellers without either registration or exemption from registration under the Securities Act.

         (s) Each Seller has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of the Sellers' investment in the ADAM Shares being acquired hereunder. Each Seller understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such shares for an indefinite period of time, inasmuch as the shares have not been registered under the Securities
     Act). Each Seller is an "accredited investor", as that term is defined in Regulation D promulgated under the Securities Act. Each Seller confirms that Purchaser has made available to such Seller and his or her representatives and agents such information that has been reasonably requested and provided with the opportunity to ask questions of the officers and management employees of Purchaser about the business and financial condition of Purchaser as such Seller has requested.

     4.2 Purchaser represents and warrants to each Seller as follows:

         (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Purchaser has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as now being conducted and to perform the terms of this Agreement and the transactions


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     contemplated hereby. Purchaser is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary.

         (b) The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the Sellers, constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         (c) The execution and delivery of this Agreement by Purchaser do not, and the performance by Purchaser of its obligations under this Agreement, including, without limitation, the issuance of the ADAM Shares, will not, (i) conflict with or violate the certificate of incorporation or bylaws of Purchaser, (ii) conflict with or violate any Law applicable to Purchaser or its assets and properties, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser is bound, or to which any of its properties or assets is subject.

         (d) When issued in accordance with the terms of this Agreement the ADAM Shares shall be duly and validly authorized and issued fully paid and nonassessable. As of June 25, 1999, Purchaser's authorized capital stock consisted of 20,000,000 shares of $0.01 par value common stock, of which 4,612,307 were outstanding, 847,240 were held in Treasury, and 1,400,000 were reserved under Purchaser's stock option plans.

                                    SECTION 5
                               FURTHER ASSURANCES

     Sellers will execute and deliver such further conveyance instruments and take such further actions as may be necessary or desirable to evidence more fully the transfer of ownership of all of the Assets to Purchaser. Sellers therefore agree:

         (a) To execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Assets reasonably requested by Purchaser;

         (b) To provide testimony in connection with any proceeding affecting the right, title, or interest of Purchaser in the Assets; and


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         (c) To perform any other acts Purchaser reasonably deems necessary to carry out the intent of this Agreement.

                                     SECTION 6
                                  NONCOMPETITION

     6.1 For the purposes of this Section 6, the following definitions shall apply:

         (a) "Seller Activities" shall mean, with respect to each Seller, the publication of health, medical, wellness or any other health related information distributed via a web site or the Internet, including all activities of the type currently conducted, offered, or provided by the Site.

         (b) "Noncompete Period" or shall mean, with respect to each Seller, the period beginning on the Closing Date and continuing for a period of two (2) years from the date of last employment by the Purchaser.

         (c) The term "Territory" as used herein shall mean worldwide, such area being where the Site is operating as of the Closing Date.

     6.2 Noncompetition.

         (a) Each Seller hereby acknowledges that the Site conducts Seller Activities throughout the Territory. Each Seller acknowledges that to protect adequately the interest of Purchaser in the business of the Site, it is essentially that any noncompete covenant with respect thereto cover all Seller Activities and the entire Territory.

         (b) Each Seller hereby agrees that such Seller shall not, during the Noncompete Period, in any manner, directly or by assisting others, engage in, have an equity or profit interest in (other than an equity interest in any publicly traded enterprise that constitutes less than 5% of the total equity of such enterprise), render services (of an executive, marketing, manufacturing, research and development, administrative, financial or consulting nature) to, or affiliate with, any business with a core business that conducts, or assist a business in the development of a core business to conduct, any of the Seller Activities in the Territory.

     6.3 Each Seller hereby agrees that such Seller shall not, during the Noncompete Period, directly or by assisting others, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business (including without limitation any Internet web site) conducted under any corporate or trade name of the Site or any name similar enough thereto to give rise to confusion without the prior written consent of Purchaser which consent shall not be unreasonably withheld.

     6.4 If a judicial or arbitral determination is made that any of the provisions of this Section 6 constitutes an unreasonable or otherwise unenforceable restriction against any Seller,


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the provisions of the Section 6 shall be rendered void only to the extent that such judicial or arbitral determination finds such provisions to be unreasonable or otherwise unenforceable with respect to such Seller. In this regard, Sellers and Purchaser hereby agree that any judicial or arbitral authority construing this Agreement shall be empowered to sever any portion of the Territory, any prohibited business activity or any time period from the coverage of this Section 6 and to apply the provisions of this Section 6 to the remaining portion of the Territory, the remaining business activities and the remaining time period not so severed by such judicial or arbitral authority. Moreover, notwithstanding the fact that any provision of this
Section 6 is determined not be specifically enforceable, Purchaser shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision by a Seller.

    6.5 Each Seller hereby agrees that any remedy at law for any breach of the provisions contained in this Section 6 shall be inadequate and that Purchaser shall be entitled to injunctive relief in addition to any other remedy Purchaser might have under this Agreement.

                                SECTION 7
                         ACKNOWLEDGMENT OF RIGHTS

     In furtherance of this Agreement, Sellers hereby acknowledge that, from and after the Effective Date and provided that Purchaser makes the payment described in Section 1.2, Purchaser has acceded to all of Sellers' right, title, and standing to:

         (a) Receive all rights and benefits pertaining to the Site and the Assets;

         (b) Institute and prosecute all suits and proceedings and take all actions that Purchaser, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Site and the Assets; and

         (c) Defend and comprise any and all such action, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and perform all other such acts in relation thereto as Purchaser, in its sole discretion, deems advisable.

                                SECTION 8
                             INDEMNIFICATION

     8.1 Each Seller agrees to indemnify and hold harmless Purchaser, its successors and assigns, including any subsidiary, officer, director, employee, agent, contractor, licensee or customer, from and against any loss, liability, claim or damage (including court costs and Attorney fees) sustained by it or them as a result of (1) a claim or allegation that the Assets, the Site or any of the text or content, as constituted at the time the Closing, infringes any copyright, trade secret, trademark, service mark, trade name or other intellectual property right of any third party (an "IP Claim"), (2) any liability or obligation relating to the Assets, the Site or any of the content not expressly assumed by Purchaser (a "Commercial Claim"), or (3) any breach by either Seller of any of his or her representations, warranties or covenants under this Agreement (a


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"Misrepresentation Claim") (all of which will survive the Closing of this
Agreement for a period of two (2) years from the Closing Date), provided, however, absent fraud, that the total maximum financial liability of any Seller hereunder shall not exceed an amount equal to the value of the ADAM Shares issued to such Seller at the Closing (with such value being measured for such purpose at the time of the Closing based on the average closing trading price for shares of the Common Stock of ADAM on the ten (10) trading days immediately proceeding, but not including the Closing Date).

     8.2 Nothing in this Section 8.2 is intended to limit any legal or contractual obligation of any Seller in the event of fraud by such Seller. Otherwise, however, no Seller shall have any indemnification liability under
Section 8.1, unless it has received from ADAM written notice of the alleged loss, liability, claim or damage within a reasonable time after the loss, liability, claim or damage arises and, in any event, prior to the two (2) year anniversary of the Closing Date (the "Claim Notice"). Furthermore, no Seller shall have any indemnification liability with respect to an IP Claim or a Commercial Claim, unless the Seller is given a reasonable opportunity
(i) to participate in the defense of such claim, at Seller's expense, and
(ii) to approve any proposed settlement thereof.

                                   SECTION 9
                         CONDITIONS TO THE OBLIGATION OF
                               PURCHASER TO CLOSE

     The obligation of the Purchaser to close the transaction and to deliver the ADAM Shares at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, Purchaser of the following conditions on or before the Closing Date.

     9.1 The representations and warranties made by Sellers in Section 4.1 shall be true and correct in all material respects on the Closing Date.

     9.2 Purchaser and Greene shall have duly executed and delivered the Employment Agreement, substantially in the form attached hereto as EXHIBIT B, and Purchaser and Nash shall have duly executed and delivered the Employment Agreement, substantially in the form attached as EXHIBIT C.

     9.3 There shall not be on the Closing Date any order of a court of competent jurisdiction or an ruling of any governmental authority or such condition imposed under any law, rule or regulation which would, in the judgment of such Purchaser, (a) prohibit or restrict (i) the receipt of the ADAM Shares by either Seller or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject such Purchaser to any penalty or onerous condition under or pursuant to any law, rule or regulation, or (c) restrict the operation of the Site as conducted on the date hereof in a manner that would have a material adverse effect on the condition of the Site or the Assets.

     9.4 No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any governmental authority against either Seller which would, if adversely determined, (a) have a material adverse effect on the ability of the Seller to perform his or her obligations under this Agreement or any of the other transaction documents.

     9.5 Each Seller shall have duly executed and delivered the Bill of Sale, substantially in the form attached hereto as EXHIBIT D.

     9.6 Neither any investigation of Sellers' business, the Site and the Assets by Purchaser, nor the schedules hereto, nor any other document delivered to Purchaser as contemplated by this Agreement, shall have revealed any facts or circumstances that, in the good faith judgment of Purchaser, reflect in a material adverse way on Sellers' business, the Site, or the Assets.

                                  SECTION 10
                        CONDITIONS TO THE OBLIGATION OF
                               SELLERS TO CLOSE

     The obligation of the Sellers to close the transaction and to deliver the Assets at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, Sellers of the following conditions on or before the Closing Date.

     10.1 The representations and warranties made by Purchaser in Section 4.2 shall be true and correct in all material respects on the Closing Date.

     10.2 Purchaser and Greene shall have duly executed and delivered the Employment Agreement, substantially in the form attached hereto as EXHIBIT B, and Purchaser and Nash shall have duly executed and delivered the Employment Agreement, substantially in the form attached as EXHIBIT C.

     10.3 Purchaser and Greene shall have duly executed and delivered a Stock Option Grant for 10,000 shares of ADAM Stock, and Purchaser and Nash shall have duly executed and delivered a Stock Option Grant for 5,000 shares of Common Stock, each Stock Option Grant substantially in the form attached hereto as EXHIBIT E.

                                  SECTION 11
                                  TERMINATION

     11.1 This Agreement may be terminated at any time prior to the Closing Date (the "Termination Date"):

         (a) in writing by mutual agreement by the Purchaser and Sellers;

         (b) by written notice from Sellers to Purchaser, if between the date hereof and the Closing Date: (i) there shall have been a breach of any material representation or warranty of the Purchaser contained in this Agreement or (ii) the Purchaser shall not have complied with any material covenant or agreement to be complied with by it and contained in this Agreement; and

         (c) by written notice from Purchaser to Sellers, if between the date hereof and the Closing Date: (i) there shall been a breach of any material representation or warranty of the Sellers contained in this Agreement, or (ii) the Sellers shall not have complied with any material covenant or agreement to be complied with by it and contained in this Agreement.

     11.2 If this Agreement is terminated pursuant to this Section 11, this Agreement shall forthwith cease to have effect by and among the parties and all further obligations of the parties shall terminate without further liability.

                                  SECTION 12
                                 MISCELLANEOUS

     12.1 This Agreement will inure to the benefit of, and be binding upon, the parties hereto, together with their respective legal representatives, successors, and assigns.

     12.2 This Agreement will be governed by, and construed in accordance with, the laws of the State of Georgia, excluding its principles of conflicts of law.

     12.3 This Agreement (along with the agreements expressly contemplated hereby) merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties.

     12.4 All notices and other communications to be given by either party to this Agreement to the other party hereto will be in writing, and will be given by personal delivery or by depositing such notice in the United States mail, postage prepaid, certified mail, return receipt requested, addressed as follows:

         If to Sellers:      Alan Greene, M.D.
                             Cheryl Nash
                             7 West 41st Avenue, #115
                             San Mateo, CA 94403
                             Telephone No.: 650/358-8883
                             Facsimile No.: 650/358-9410

         If to Purchaser:    A.D.A.M. Software, Inc.
                             1600 RiverEdge Parkway
                             Suite 800
                             Atlanta, Georgia 30328

                             Attn: Mr. Robert S. Cramer
                             Telephone No.: 404/541-5003
                             Facsimile No.: 404/989-4970

Any party to whom notices are being sent pursuant to this Agreement may, from time to time, change its address for future communications hereunder by giving notice in the manner described herein to the other party hereto. Notices will be deemed given on the date delivered (provided that, in the case of notice sent by facsimile, sender received a facsimile report indicating that the facsimile was sent in its entirety to the facsimile number of the addressee).

     12.5 The parties will pay the fees and expenses of their respective consultants, counsel, accountants and other experts, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

     12.6 The terms of this Agreement may not be amended, modified or eliminated, and the observance or performance of any term, covenant, condition or provision herein may not be waived except by written consent of the party charged with such amendment, modification or waiver. Failure of any party to insist upon the strict performance of any provision of this Agreement or to exercise any right or remedy under this Agreement shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default; the election by any party of any particular right or remedy shall not be deemed to exclude any other; and all rights and remedies of all parties shall be cumulative.

     12.7 If any provision of this Agreement is contrary to, prohibited by or deemed invalid under applicable laws or regulations, such provisions will be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement will not be invalidated thereby and will be given effect so far as possible. If any provision of this Agreement is contrary to, prohibited by or deemed invalid under the laws and regulations of one jurisdiction, said provision is not thereby rendered invalid in any other jurisdiction.

     12.8 This Agreement may be executed in two or more counterparts, or any number of duplicate originals, each of which will be deemed an original, but all of which together will constitute one and the same instruments.

     12.9 The following rules of interpretation must be applied in interpreting this Agreement: (1) the section headings used in this Agreement are for reference and convenience only, and will not enter into the interpretation of this Agreement, (2) all references to Sections and Exhibits are to Sections in this Agreement and Exhibits to this Agreement, as the case may be, (3) the provisions of the Exhibits are incorporated in this Agreement, and (4) as used in this Agreement, the term "including" will always be deemed to mean "including without limitation".

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date shown above.



                                   A.D.A.M. SOFTWARE. INC.


                                   By: /s/ Robert S. Cramer
                                       ------------------------------------
                                       Robert S. Cramer
                                       Chairman and CEO

                                   Date: July 30, 1999


                                   ALAN GREENE, M.D.

                                   /s/ Alan Greene, M.D.
                                   ------------------------------------
                                   Date: July 30, 1999


                                   CHERYL NASH

                                   /s/ Cheryl Nash
                                   ------------------------------------
                                   Date: July 30, 1999





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